UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

DECOY THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36812	47-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2450 Holcombe Blvd. Suite X Houston, TX (Address of principal executive offices)		77021 (Zip Code)

(713) 913-5608

(Registrant’s telephone number, including area code)

Salarius Pharmaceuticals, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DCOY	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K (the “Report”) is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on February 24, 2026, at the 2026 Annual Meeting of Stockholders of Decoy Therapeutics Inc. (the “Company”), the stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to effect a reverse split of the Company’s outstanding common stock, par value $0.0001 (“Common Stock”), at a ratio in the range of 1-for-4 to 1-for-15, to be determined at the discretion of the Company’s Board of Directors (the “Board”), whereby each outstanding 4 to 15 shares would be combined, converted and changed into one share of Common Stock, to enable the Company to comply with The Nasdaq Capital Market’s (“Nasdaq”) continued listing requirements.

On February 25, 2026, the Board approved a 1-for-12 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”), effective March 6, 2026. On March 5, 2026, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of 5:00 p.m. Eastern Time on March 6, 2026 (the “Effective Time”), and the Common Stock is expected to begin trading on a split-adjusted basis when Nasdaq opens on March 9, 2026.

When the Reverse Stock Split becomes effective, every 12 shares of the Company’s issued and outstanding Common Stock will automatically be combined, converted and changed into one share of Common Stock, without any change in the number of authorized shares or the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of Common Stock, as applicable, and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any fractional share of Common Stock that would be created as a result of the Reverse Stock Split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Common Stock as reported on Nasdaq on the last trading day before the Reverse Stock Split becomes effective (on a split-adjusted basis). The number of authorized shares of the Company's common stock will remain at 100 million, while the number of outstanding shares will be reduced from approximately 6.38 million to approximately 532,000.

The Common Stock will continue to trade on Nasdaq under the symbol “DCOY.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 79400X602.

Equiniti Trust Company, LLC, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission (the “SEC”) and mailed to the Company’s stockholders on or about January 14, 2026, the relevant portions of which are incorporated herein by reference. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On August 14, 2025, the Company issued a press release announcing the reverse split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment (Reverse Stock Split) to the Amended and Restated Certificate of Incorporation of the Registrant, effective March 6, 2026
99.1	Press Release of Decoy Therapeutics Inc. dated March 5, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Decoy Therapeutics inc.

Date: March 5, 2026	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Executive Vice President and Chief Financial Officer